Exhibit 99.1

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2023 and 2022

BEELINE FINANCIAL HOLDINGS, INC.

December 31, 2023 and 2022

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

Beeline Financial Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Beeline Financial Holdings, Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit) and cash flows, for each of the two years in the period ended December 31, 2023 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Restatement

As discussed in Note 15 to the consolidated financial statements, the 2023 and 2022 consolidated financial statements, as originally audited by a predecessor auditor, have been restated to correct certain errors.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses from operations since its inception and is dependent on debt and equity financing. The Company had a net loss and cash used in operations of $10,899,722 and $7,275,185, respectively, in 2023 and an accumulated deficit, stockholders’ deficit and working capital deficit of $38,369,200, $16,497,293 and $2,815,232 respectively at December 31, 2023. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regard to these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-2

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2024.

Boca Raton, Florida

December 13, 2024

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7326

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-3

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
	(As Restated)	(As Restated)
Assets
Current Assets
Cash and cash equivalents	$3,351	$32,713
Restricted cash	187,006	100,510
Mortgage loans held for sale, at fair value	2,301,012	3,022,969
Interest rate lock derivative	57,505	30,757
Prepaid expenses and other current assets	82,137	92,843
Total Current Assets	2,631,011	3,279,792

Property and equipment, net	308,693	460,069
Software development costs, net	4,863,090	5,452,197
Right of use assets	1,643,432	1,947,804
Security deposit	58,181	58,431
Total Assets	$9,504,407	$11,198,293

Liabilities & Stockholders’ Deficit

Current Liabilities
Accounts payable	$1,349,112	$1,238,369
Warehouse lines of credit	2,157,119	3,060,923
Lease liability, current portion	323,959	309,167
Overdraft liability	35,162	-
Loan payable and accrued interest	91,999	100,000
Loan payable and accrued interest, related party	1,050,179	-
Promissory note	-	112,500
BDCRI loan, current portion	104,346	109,005
Accrued payroll	300,132	412,391
Escrows held for others	4,906	22,195
Accrued expenses and other current liabilities	29,329	54,153
Total Current Liabilities	5,446,243	5,418,704

Long Term Liabilities
Convertible notes	8,889,261	745,238
Convertible notes - related party	8,986,493	3,601,000
Accrued interest on convertible notes, including related party	965,378	77,883
BDCRI Loan	187,500	254,346
Lease liability, net of current portion	1,526,825	1,850,784
Total Long Term Liabilities	20,555,457	6,529,251

Total Liabilities	26,001,700	11,947,955

COMMITMENTS AND CONTINGENCIES (See Note 11)

Stockholders’ Deficit
Preferred stock, $0.00001 par value, 3,282,896 shares authorized
Series A preferred stock, 172,260 shares designated, and 247,960 and 472,910 shares issued and outstanding, respectively	2	5
Series B preferred stock, 3,110,636 designated, none issued and outstanding	-	-
Common stock, $0.00001 par value, 27,717,104 shares authorized, 1,644,040 shares issued and outstanding	16	16
Additional paid in capital	22,274,390	27,106,404
Accumulated other comprehensive loss	(95,728)	(79,836)
Accumulated deficit	(38,369,200)	(27,628,717)
Total Beeline Financial Holdings, Inc. stockholders’ deficit	(16,190,520)	(602,128)
Non-controlling interest	(306,773)	(147,534)
Total Stockholders’ Deficit	(16,497,293)	(749,662)

Total Liabilities & Stockholders’ Deficit	$9,504,407	$11,198,293

The accompanying notes are an integral part of these consolidated financial statements.

F-4

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2023	2022
	(As Restated)	(As Restated)
Revenues
Gain on sale of loans, net	$2,974,536	$1,835,778
Interest income	132,297	225,848
Interest expense	(179,886)	(249,794)
Loan origination fees	304,488	413,209
Title fees	559,762	722,703
Data and tech services	2,748	-
REVENUES, NET	3,793,946	2,947,744

Operating Expenses
Selling, general and administrative	292,895	267,563
Salaries and benefits	6,418,989	6,052,874
Payroll taxes	415,809	405,065
Professional fees	920,656	920,578
Marketing and advertising	1,891,128	1,788,458
Loan originating expenses	805,996	917,966
Depreciation and amortization	1,591,511	1,161,094
Rent and utilities	369,785	620,779
Computer and software	537,889	842,798
Title operation expense	199,202	140,951
Travel and entertainment	71,976	71,654
Insurance expense	212,546	202,649
Total Operating Expenses	13,728,382	13,392,429

Operating Loss	(9,934,436)	(10,444,685)

Other (Income)/Expenses
Other (income)/expense	(296,553)	-
Interest expense	1,253,728	106,849
Other taxes	8,110	702
Total Other Expenses, Net	965,285	107,551

NET LOSS	$(10,899,722)	$(10,552,236)
Net loss of subsidiary attributable to noncontrolling interest	(159,239)	(147,534)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(10,740,483)	(10,404,702)

Unrealized foreign currency translation loss	(15,892)	(70,298)
TOTAL OTHER COMPREHENSIVE LOSS	(15,892)	(70,298)

TOTAL COMPREHENSIVE LOSS	$(10,756,375)	$(10,475,000)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2023 AND 2022

(As Restated)

	Common Stock		Series A Preferred Stock		Additional Paid in	Accumulated	Non-Controlling	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Interests	Loss	(Deficit)
Balance, December 31, 2021	1,643,840	$16	269,100	$3	$22,030,739	$(17,224,015)	$-	$(9,538)	$4,797,205

Stock option compensation expense	-	-	-	-	77,217	-	-	-	77,217

Restricted stock unit vesting	200	-	-	-	286,974	-	-	-	286,974

Preferred stock issued under series A warrants exercises	-	-	203,810	2	4,711,474	-	-	-	4,711,476

Foreign currency translation adjustments	-	-	-	-	-	-	-	(70,298)	(70,298)

Net loss	-	-	-	-	-	(10,404,702)	(147,534)	-	(10,552,236)

Balance, December 31, 2022	1,644,040	16	472,910	5	27,106,404	(27,628,717)	(147,534)	(79,836)	(749,662)

Series A Preferred stock exchanged for convertible notes	-	-	(224,950)	(3)	(5,206,760)	-	-	-	(5,206,763)

Stock option compensation expense	-	-	-	-	374,746	-	-	-	374,746

Foreign currency translation adjustments	-	-	-	-	-	-	-	(15,892)	(15,892)

Net loss	-	-	-	-	-	(10,740,483)	(159,239)	-	(10,899,722)

Balance, December 31, 2023	1,644,040	$16	247,960	$2	$22,274,390	$(38,369,200)	$(306,773)	$(95,728)	$(16,497,293)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	THE YEARS ENDED
	December 31,
	2023	2022
	(As Restated)	(As Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(10,899,722)	$(10,552,236)
Adjustments to reconcile net loss to net cash (used in ) provided by operating activities:
Depreciation and amortization	1,591,511	1,161,094
Gain on sale mortgage loans held for sale, net of direct costs	(2,974,536)	(1,835,778)
Stock-based compensation	374,746	364,191
Noncash lease expense	(4,795)	(276,113)
Changes in operating assets and liabilities:
Proceeds from principal payments and sales of loans held for sale	59,831,839	132,474,641
Originations and purchases of mortgage loans held for sale	(56,135,346)	(122,263,204)
Accounts receivable	-	280,285
Derivative assets	(26,748)	(30,757)
Prepaid expenses and other current assets	10,706	209,108
Deposits	250	255,408
Accounts payable and accrued expenses	956,910	277,396
Promissory note issued for lease cancellation	-	225,000
Net Cash (Used in) Provided by Operating Activities	(7,275,185)	289,035

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of software and property and equipment	(851,028)	(1,914,773)
Net Cash Used in Investing Activities	(851,028)	(1,914,773)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments/borrowings under warehouse line of credit	(903,804)	(8,237,999)
Repayments under notes payable	(222,500)	(225,000)
Repayments under notes payable, related party	-	(700,000)
Net borrowings under operating lines of credit	-	(1,025)
Borrowings under notes and convertible notes payable	5,129,472	732,612
Borrowings under notes and convertible notes payable, related party	4,196,071	3,601,000
Proceeds from the issuance of preferred stock upon warrant exercises	-	4,711,476
Net Cash Provided by (Used in) Financing Activities	8,199,239	(118,936)

Effect of exchange rate changes on cash	(15,892)	(70,298)
Net increase (decrease) in cash	57,134	(1,814,972)
Cash and cash equivalents - beginning of year	133,223	1,948,195
Cash and cash equivalents - end of year	$190,357	$133,223

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year:
Interest	$194,136	$273,509
Income Tax	$8,110	$701

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock exchanged for convertible notes	$4,000,370	$-
Preferred stock exchanged for convertible notes - related party	$1,206,393	$-

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheet that sum to the same such amounts shown in the consolidated statement of cash flows:

	December 31,
	2023	2022
Cash and cash equivalents	$3,351	$32,713
Restricted cash	187,006	100,510
Total cash and cash equivalents and restricted cash	$190,357	$133,223

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 1 - NATURE OF BUSINESS

Beeline Financial Holdings, Inc. (the “Company,” and together with its consolidated subsidiaries, “Beeline,” “we”, “us”, “our”) was incorporated in Delaware on July 1, 2020, via a merger with Beeline Financial Holdings, Inc, a Rhode Island corporation founded on September 20, 2018. Beeline is a full service Direct-to-Consumer lender specializing in conventional conforming and non-conforming residential first-lien mortgages.

The consolidated financial statements include the consolidated accounts of Beeline Financial Holdings, Inc. and its wholly-owned subsidiaries, Beeline Title Holdings, Inc. (“Beeline Title Holdings”), Beeline Mortgage Holdings, Inc. (“Beeline Mortgage”), and Beeline Loans Pty Ltd. (“Australian Subsidiary”). Beeline Title Holdings has five subsidiaries, Beeline Title, LLC (“Beeline Title”), Beeline Texas Title, LLC (“Beeline Texas Title”), Beeline Settlement Services, LLC (“Beeline Settlement Services”), and Beeline Title Agency, LLC (“Beeline Title Agency”). Beeline Mortgage Holdings has one subsidiary, Beeline Loans, Inc. (“Beeline Loans”). Beeline also has a majority-owned subsidiary called Nimble Title Holdings, LLC FKA Cambridge Title Holdings, LLC (“Nimble Title Holdings”), which is 50.1% owned by Beeline and 49.9% owned by Ellington Financial. Nimble Title Holdings has four subsidiaries, Nimble Title, LLC (“Nimble Title”), Nimble Title Agency, LLC (“Nimble Title Agency”), Nimble Texas Title, LLC (“Nimble Texas Title”), and Nimble Settlement Services, LLC (“Nimble Settlement Services”).

Beeline is an Artificial Intelligence (AI)-driven fintech mortgage lender that launched its lending platform in May 2020. Beeline continues to develop proprietary software in the form of major enhancements and new developments in its lending platform, introducing its Chat Application Programming Interface (API) “Bob” in July 2023. Beeline continues to hire key personnel to be able to scale into the future. As noted above, Beeline also has subsidiaries who perform title services.

Beeline is subject to a number of risks common to emerging companies stemming from, among other things, a limited operating history, rapid technological change, uncertainty of market acceptance and products, uncertainty of regulatory approval, competition from substitute products and larger companies, the need to obtain additional financing, compliance with government regulation, protection of proprietary technology, interest rate fluctuations, product liability, and the dependence on key individuals.

On June 4, 2024, the Company effected a 10-for-1 forward stock split and changed the authorized common and preferred shares and par values. All share and per share data in the accompanying consolidated financial statements and footnotes has been retrospectively adjusted to reflect these changes.

NOTE 2 – GOING CONCERN, LIQUIDITY, AND MANAGEMENT’S PLANS

These consolidated financial statements have been prepared on a basis that assumes Beeline will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Beeline has incurred recurring losses from operations since its inception and is dependent on debt and equity financing. These factors raise substantial doubt about Beeline’s ability to continue as a going concern for the twelve months following the issuance of these financial statements. The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if Beeline were unable to continue as a going concern.

Management believes that its available funds and cash flow from operations may not be sufficient to meet our working capital requirements for the twelve months subsequent to the issuance of our financial statements. In order to accomplish its business plan objectives, Beeline will need to either increase revenues or raise capital by the issuance of debt and/or equity or sell Beeline to a strategic acquirer. In October 2024, Beeline was acquired by Eastside Distilling, Inc. (see Note 14)

F-8

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Management believes that it will be successful in obtaining additional financing based on its limited history of raising funds; however, there can be no assurances that our business plans and actions will be successful, that we will generate anticipated revenues, or that unforeseen circumstances will not require additional funding sources in the future or effectuate plans to conserve liquidity. Future efforts to raise additional funds may not be successful or they may not be available on acceptable terms, if at all.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

These consolidated financial statements include the accounts of Beeline Financial Holdings, Inc., and its subsidiaries. Intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Significant estimates and assumptions in these consolidated statements include: the fair value of mortgage loans held for sale, valuation of derivative instruments, valuation of software, valuation of right of use assets, contingent liability for loan repurchases, and for equity instruments such as options, estimating the fair value of options granted and expensed. Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties.

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH

Beeline considers highly liquid investments purchased with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents include money market accounts that are readily convertible into cash.

The Company maintains certain cash balances that are restricted under warehouse and/or master repurchase agreements, broker margin accounts associated with its derivative instruments. The restricted cash balance at December 31, 2023 and 2022 is $187,006 and $100,510 respectively.

MORTGAGE LOANS HELD FOR SALE AND GAINS ON SALE OF LOANS REVENUE RECOGNITION

Mortgage loans held for sale are carried at fair value under the fair value option in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic (“ASC”) 825-Financial Instruments, with changes in fair value recorded in gain on sale of loans, net on the consolidated statements of operations. The fair value of mortgage loans held for sale committed to investors is calculated using observable market information such as the investor commitment, assignment of trade or other mandatory delivery commitment prices. The fair value of mortgage loans held for sale not committed to investors is based on quoted best execution secondary market prices. If no such quoted price exists, the fair value is determined using quoted prices for a similar asset or assets, such as Mortgage-Backed Securities (MBS) prices, adjusted for the specific attributes of that loan, which would be used by other market participants. Mortgage loans held for sale not calculated using observable market information are based on third-party broker quotations or market bid pricing.

F-9

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Gains and losses from the sale of mortgage loans held for sale are recognized based upon the difference between the sales proceeds and carrying value of the related loans upon sale and are recorded in gain on sale of loans, net on the consolidated statements of operations. Sales proceeds reflect the cash received from investors through the sale of the loan and servicing release premium. Gain on sale of loans, net also includes the unrealized gains and losses associated with the changes in the fair value of mortgage loans held for sale, and the realized and unrealized gains and losses from derivative instruments.

Mortgage loans held for sale are considered sold when the Company surrenders control over the financial assets. Control is considered to have been surrendered when the transferred assets have been isolated from the Company, beyond the reach of the Company and its creditors; the purchaser obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and the Company does not maintain effective control over the transferred assets through either an agreement that both entitles and obligates the Company to repurchase or redeem the transferred assets before their maturity or the ability to unilaterally cause the holder to return specific financial assets. The Company typically considers the above criteria to have been met upon acceptance and receipt of sales proceeds from the purchaser.

Mortgage loans sold to investors by the Company, and which met investor underwriting guidelines at the time of sale, may be subject to repurchase in the event of specific default by the borrower or subsequent discovery that underwriting standards were not met. The Company may, upon mutual agreement, indemnify the investor against future losses on such loans. Additionally, reserves are established for estimated liabilities from the need to repay, where applicable, a portion of the premium received from investors on the sale of certain mortgage loans if such loans are repaid in their entirety within a specified period after the sale of the loans. The Company has established a reserve for potential losses related to these representations and warranties. In assessing the adequacy of the reserve, management evaluates various factors including actual write-offs during the period, historical loss experience, known delinquent and other problem loans, and economic trends and conditions in the industry. Actual losses incurred are reflected as write-offs against the loan indemnification reserve.

Since mortgage loans held for sale have maturity dates greater than one year from the balance sheet date but are expected to be sold in a short time frame (less than one year), they are recorded as current assets.

Changes in the balances of mortgage loans held for sale are included in cash flows from operating activities in the consolidated statement of cash flows in accordance with ASC 230-10-45-21.

REVENUE RECOGNITION

Loan Origination Fees and Costs

Loan origination fees represent revenue earned from originating mortgage loans. Loan origination fees generally represent flat per-loan fee amounts based on a percentage of the original principal loan balance and are recognized as revenue at the time the mortgage loans are funded since the loans are held for sale. Loan origination costs are charged to operations as incurred.

Interest Income

Interest income on mortgage loans held for sale is recognized for the period from loan funding to sale based upon the principal balance outstanding and contractual interest rates. Revenue recognition is discontinued when loans become 90 days delinquent, or when, in management’s opinion, the recovery of principal and interest becomes doubtful and the mortgage loans held for sale are put on nonaccrual status. For loans that have been modified, a period of 6 payments is required before the loan is returned to an accrual basis.

F-10

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Interest Expense

Interest expense relating to the warehouse lines of credit is included in Revenues. Other interest expense is included under Other (Income)/Expense.

Title Fees

Commissions earned at loan settlement on insurance premiums paid to title insurance companies.

Data and Tech

Fees received from a marketing partner who is embedded in our point-of-sale journey for investment property customers. The partner pays Beeline for leads they receive from a customer opting in to use their insurance company for landlord insurance during the application process.

DERIVATIVE FINANCIAL INSTRUMENTS AND REVENUE RECOGNITION

The Company holds and issues derivative financial instruments such as interest rate lock commitments (IRLCs). IRLCs are subject to price risk primarily related to fluctuations in market interest rates. To hedge the interest rate risk on certain IRLCs, the Company enters into best effort forward sale commitments with investors, whereby certain loans are locked with a borrower and simultaneously committed to an investor at a fixed price. If the best effort IRLC does not fund, the Company has no obligation to fulfill the investor commitment.

FASB ASC 815-25, “Derivatives and Hedging,” requires that all derivative instruments be recognized as assets or liabilities on the consolidated balance sheets at their fair value. Changes in the fair value of the derivative instruments are recognized in gain on sale loans, net on the consolidated statements of operations in the period in which they occur. The Company accounts for all derivative instruments as free-standing derivative instruments and does not designate any for hedge accounting.

DEPOSITS

Deposits include security deposits for leased office spaces, which are refundable to Beeline upon expiration of the lease agreements.

PROPERTY AND EQUIPMENT, NET

Property and equipment, including leasehold improvements, are recorded at cost, and are depreciated or amortized using the straight-line method over the estimated useful lives of the related assets, which range from five to seven years. Repair and maintenance costs are expensed as incurred. Leasehold improvements are amortized over the shorter of the lease term or the improvement’s estimated useful life. Improvements, which increase the productive value of assets, are capitalized, and depreciated over the remaining useful life of the related asset.

SOFTWARE DEVELOPMENT COSTS, NET

Under ASC 350-40, “Internal-Use Software,” Beeline capitalizes certain qualifying costs incurred during the application development stage in connection with the development of internal-use software. Costs related to preliminary project activities are expensed as incurred and post-implementation activities will be expensed as incurred. Capitalized software costs are amortized over the useful life of the software, which is five years. Impairment of internal-use software is evaluated under ASC 350-40-35 “Subsequent Measurement” on a qualitative basis and if indicators exist, then a quantitative analysis is performed under ASC 360” Property, Plant, and Equipment”.

F-11

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

IMPAIRMENT OF LONG-LIVED ASSETS

Beeline continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets, including internal-use software, may warrant revision or that the carrying value of these assets may be impaired.

FAIR VALUE MEASUREMENTS

Fair value is the price that would be received if an asset were sold or the price that would be paid to transfer a liability in an orderly transaction between willing market participants at the measurement date. Required disclosures include classification of fair value measurements within a three-level hierarchy (Level 1, Level 2, and Level 3). Classification of a fair value measurement within the hierarchy is dependent on the classification and significance of the inputs used to determine the fair value measurement. Observable inputs are those that are observed, implied from, or corroborated with externally available market information. Unobservable inputs represent the estimates of market participants’ assumptions.

Fair value measurements are classified in the following manner:

Level 1—Valuation is based on quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Valuation is based on either observable prices for identical assets or liabilities in inactive markets, observable prices for similar assets or liabilities, or other inputs that are derived directly from, or through correlation to, observable market data at the measurement date.

Level 3—Valuation is based on the internal models using assumptions at the measurement date that a market participant would use.

In determining fair value measurement, Beeline uses observable inputs whenever possible. The level of a fair value measurement within the hierarchy is dependent on the lowest level of input that has a significant impact on the measurement as a whole. If quoted market prices are available at the measurement date or are available for similar instruments, such prices are used in the measurements. If observable market data is not available at the measurement date, judgment is required to measure fair value.

The following is a description of measurement techniques for items recorded at fair value on a recurring basis. There were no material items recorded at fair value on a nonrecurring basis as of December 31, 2023 and 2022.

Mortgage loans held for sale: Loans held for sale that are valued using Level 2 measurements derived from observable market data, including market prices of securities backed by similar mortgage loans adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk. Loans held for sale for which there is little to no observable trading activity of similar instruments are valued using Level 3 measurements based upon dealer price quotes and internal models.

F-12

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

IRLCs: The fair value of IRLCs is based on current market prices of securities backed by similar mortgage loans (as determined above under mortgage loans held for sale), net of costs to close the loans, subject to the estimated loan funding probability, or “pull-through factor.” Given the significant and unobservable nature of the pull-through factor, IRLCs are classified as Level 3.

Forward commitments: Beeline’s forward commitments are valued based on quoted prices for similar assets in an active market with inputs that are observable and are classified within Level 2 of the valuation hierarchy. There were no open forward contracts at December 31, 2023 and 2022.

Assets or liabilities measured at fair value or a recurring basis were as follows at December 31, 2023 and 2022:

	2023			2022
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Mortgage loans held for sale	$-	$2,301,012	$-	$-	$3,022,969	$-
Interest rate lock derivative	$-	$-	$57,505	$-	$-	$30,757

A roll forward of the level 3 valuation financial instruments was as follows:

	For the years ended December 31,
Balance at beginning of year	2023	2022
Initial valuation	$30,757	$-
Change in fair value in gain on sale of loans, net	26,748	30,757
Balance at end of year	$57,505	$30,757

DEBT ISSUANCE COSTS

Beeline’s notes or loans payable agreements are recorded net of issuance costs (debt discount). The resulting debt discount is being amortized over the term of the term loan using the straight-line method, which approximates the effective interest method, and the amortization of debt discount is included in interest expense in the Other (Income)/Expense category in the statement of operations.

MARKETING AND ADVERTISING COSTS

Marketing and advertising costs are expensed as incurred.

For the year ended December 31, 2023, marketing and advertising expenses were $1,891,128. For the year ended December 31, 2022, they were $1,788,458.

STOCK-BASED COMPENSATION EXPENSE

Beeline measures and recognizes compensation expense for restricted stock awards and options granted to employees based on the fair value of the award on the grant date and recognized as expense over the related service or performance period. Beeline elected to account for forfeitures as they occur.

Stock-based compensation expense totaled $374,746 for the year ended December 31, 2023, and $364,191 for the year ended December 31, 2022.

F-13

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Foreign Currency TranslatioN AND TRANSACTIONS

The reporting currency of the company is the U.S. dollar. Except for Beeline Loans Pty Ltd, the functional currency of the company is the U.S. dollar. The functional currency of Beeline Loans Pty Ltd is the Australian dollar (AUS). For Beeline Loans Pty Ltd, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. The translation adjustment for years ended December 31, 2023 and 2022 was $15,892 and $70,298, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred.

NON-CONTROLLING INTERESTS

Beeline follows ASC Topic 810 – Consolidation, governing the accounting for and reporting of non-controlling interests (NCI) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCI be treated as a separate component of equity, not as a liability, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than step acquisitions or dilution gains or losses, and that losses of a partially-owned subsidiary be allocated to non-controlling interests even when such allocation might result in a deficit balance. The net loss attributed to NCI was separately designated in the accompanying consolidated statements of operations and comprehensive loss. Losses attributable to NCI in a subsidiary may exceed NCI’s interests in the subsidiary’s equity. The excess attributable to NCI is attributed to those interests. NCI shall continue to be attributed their share of losses even if that attribution results in a deficit NCI balance.

Segment Information

The Company operates in one reportable segment as a Direct-to-Consumer lender. The Company’s chief operating decision makers, its Chief Executive Officer and Chief Financial Officer manage the Company’s operations as a whole.

INCOME TAXES

The Company uses the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial statement amounts. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that, more likely than not, will be realized. The Company has deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets are subject to periodic recoverability assessments. Realization of the deferred tax assets, net of deferred tax liabilities, is principally dependent upon achievement of projected future taxable income.

F-14

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

The Company records a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company accounts for uncertainty in income taxes using a two-step approach for evaluating tax positions. Step one, recognition, occurs when the Company concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination. Step two, measurement, is only addressed if the position is more likely than not to be sustained. Under step two, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis, which is more likely than not to be realized upon ultimate settlement. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE

In November 2023, the FASB issued ASU 2023-7, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires enhanced disclosure of significant segment expenses on an annual and interim basis. The ASU is effective on a retrospective basis for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company will adopt ASU 2023-7 beginning with its fiscal year ended December 31, 2024.

In December 2023, the FASB issued ASU 2023-9, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024, and early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company will include the required disclosures in its condensed consolidated financial statements once adopted.

NOTE 4 – MORTGAGE LOANS HELD FOR SALE

Beeline sells substantially all of its originated mortgage loans to investors. At December 31, 2023 and 2022, Beeline adjusted its loan balance to estimated fair value based on the eventual sales of loans.

	2023	2022
Mortgage loans held for sale	$2,267,596	$3,104,591
Fair value adjustment	33,416	(81,622)
Mortgage loans held for sale, at fair value	$2,301,012	$3,022,969

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2023 and 2022, consisted of the following:

	2023	2022
Leasehold improvements	$696,894	$696,894
Furniture and fixtures	129,962	129,962
Computers and hardware	81,779	81,779
	908,635	908,635
Less: accumulated depreciation	(599,942)	(448,566)
Property and equipment, net	$308,693	$460,069

Depreciation expense totaled $151,376 for the year ended December 31, 2023 and $151,376 for 2022.

NOTE 6 - CAPITALIZED SOFTWARE DEVELOPMENT COSTS

Beeline released its proprietary software “Hexagon” in May 2020.

Beeline continues to use the “Hexagon” software for processing mortgages of commercial and residential properties and intends on licensing this software to other mortgage loan originators in the future.

In January 2023, Beeline’s internal developers began the initial development of a new proprietary software, “Hive”. The new software is an entirely new platform and code built by Beeline. The most notable feature of the new software is the integration of Beeline’s Chat API “Bob.” The official launch of Hive was January 2024 and Beeline is currently implementing the new software in its residential mortgage origination process.

A major upgrade to the system “Version 2” was immediately started after the initial launch of the system and went into use starting November 2020. This upgrade gave the consumer access to a user portal and the ability to process some conditions on their own through uploading documents and accessing key information of their loan.

Additional functionality was added to the system in “Version 3”. This version will allow proprietary technologies to process underwriting conditions and automating major functions of the business. The basics of Beeline’s “Automation Condition Resolution Engine” was substantially completed in this Version.

“Version 4” was released in May 2022. It significantly changed the loan options user interface and experience for customers. It also introduced a dedicated flow for new loan types and channels. Other changes in Version 4 included additional build out of the Automation Condition Resolution Engine. Version 4 was completed by December 31, 2022, with development starting on Version 5 in early 2023. At December 31, 2023 and 2022, capitalized software development costs consisted of the following:

	2023	2022
Software Development Version 1	$1,725,250	$1,725,250
Software Development Version 2	821,983	821,983
Software Development Version 3	3,335,136	3,335,136
Software Development Version 4	1,438,149	1,346,424
Software Development Version 5	759,303	-
	8,079,821	7,228,793
Less: Accumulated Depreciation	(3,216,731)	(1,776,596)
Software Development, net	$4,863,090	$5,452,197

Amortization expense totaled $1,440,135 and $1,009,718 for the years ended December 31, 2023 and 2022, respectively.

F-15

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 7 - WAREHOUSE LINES OF CREDIT

FIRSTFUNDING, INC.

At December 31, 2023, Beeline was engaged with one bank for a secured line of credit to fund originated loans in the normal course of business. The agreement contains specific financial covenants and requirements that Beeline must analyze on a quarterly basis in order to be compliant with the agreement and contains default provisions as defined. The aggregate potential borrowing capacity under the warehouse line of credit is $5,000,000 at December 31, 2023 .

On September 21, 2021, Beeline entered into an agreement with FirstFunding, Inc. (lender) for a $10,000,000 line. The line automatically renews for successive one-year terms, unless terminated by Beeline or FirstFunding, Inc upon 60 days notice. The line was renewed on September 30, 2023 with a reduction in available funding from $10,000,000 to $5,000,000. The interest rate is the greater of 1.) interest on the underlying loan or 2.) 4.25% - 5.50%, depending on how many loans Beeline closes per month. Beeline is required to provide FirstFunding, Inc. with annual audited financial statements, quarterly unaudited financial statements, and monthly interim unaudited financial statements if requested. Beeline is also subject to non-financial covenants. Beeline grants to the lender a security interest in and to all of Beeline’s right, title, and interest in and to each mortgage loan in which the lender has acquired a warehouse interest.

FLAGSTAR BANK

As of July 25, 2023, Beeline requested the closure of the Flagstar Bank warehouse line. The Company’s focus has been on non-QM loans as the market has fluctuated and First Funding permits both non-QM and conventional loans.

The below is a summary of warehouse lines outstanding as of December 31:

Year	Warehouse Lender	Line Amount	Outstanding	Remaining Unused
2023	FirstFunding, Inc.	$5,000,000	$2,157,119	$2,842,881
2022	Flagstar Bank	$10,000,000	$3,060,923	$6,939,077

INTEREST EXPENSE ON WAREHOUSE LINES OF CREDIT

Interest expense on warehouse lines of credit were $179,886 in 2023 and $249,794 in 2022.

F-16

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 8 - DEBT

BDCRI LOAN

On April 29, 2021, Beeline and Beeline Loans entered into a term loan agreement with Business Development Company of Rhode Island (the “BDCRI Loan”) for $450,000. The BDCRI Loan matures on April 29, 2026. As of December 31, 2023 and 2022, the balance due is $291,846 and $363,351, respectively, net of discounts of $8,154 and $11,649, respectively. Principal payments of $9,375 began in April of 2022. In October 2023, Beeline began making interest-only payments in the near term until market conditions improved. The interest rate is 6%. Beeline recorded debt issuance costs of $17,182 in 2021, which are being amortized over the term of the BDCRI Loan. The BDCRI Loan contains default covenants and prepayment terms and is collateralized and guaranteed by two of the shareholders of Beeline.

The payment schedule for the BDCRI loan is as follows:

Year	Amount
2024	$100,000
2025	100,000
2026	100,000
Total	$300,000

LOANS PAYABLE

In 2022, Beeline received $100,000 from Capital Markets Group in the form of a loan payable. This loan is currently past due. Default interest is accruing at 24% per annum. As of December 31, 2023 and 2022, the balance due is $60,244 and $100,000, respectively. The balance of the loan was paid in full on June 6, 2024.

In March 2023, Beeline received $30,000 from an individual in the form of a loan payable. Interest accrues at 7% per annum. At December 31, 2023, the balance due is $31,755. This loan was subsequently reclassified as a Convertible Notes when a convertible note agreement was signed by the lender in March 2024.

LOANS PAYABLE – RELATED PARTY

In July 2023, Beeline received $75,000 from Fluid Capital in the form of a loan payable. Interest accrues at 12.25%. per annum. This note is due April 2024. At December 31, 2023 the balance due is $78,826. Beeline was granted an extension on this note until year end 2024.

In September 2023, Beeline entered into a loan for $357,400 and in December 2023, another loan for $142,600 from Manta Reef (Gulp Data). Interest accrues at 18% per annum. Interest-only payments are made monthly. These loans are due December 2024. At December 31, 2023, the balance due on these loans is $587,529.

In November 2023, Beeline received $157,500 from American Heritage Lending in the form of a loan payable. Interest accrues at 12% per annum. This loan was paid in March 2024. At December 31, 2023, the balance due is $161,280.

An officer, director, and shareholder lends money to Beeline throughout the year in the form of loans payable. Interest accrues at 7% per annum and is due on demand. At December 31, 2023, the balance due is $222,544.

F-17

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

2022 SUBORDINATED CONVERTIBLE PROMISSORY NOTES ISSUED

In June 2022, the Board of Directors authorized the issuance of three-year, 7%, 2022 Subordinated Convertible Promissory Notes (the “Convertible Notes”) and related Preferred Stock Warrants, up to a total of $25,000,000 as amended, to investors through May 29, 2024.

Beeline issued Convertible Notes totaling $4,436,238 in 2022 and $13,439,516 in 2023. See Note 10 - Stockholders’ Equity as to no estimate of the portion of the proceeds from the issuance of the convertible promissory notes attributable to such warrants can be determined.

Optional Conversion

The notes contain an optional conversion feature in the event the Company completes a capital raising transaction that is not significant enough to be a Qualified Financing, which option may be exercised collectively by a majority in interest of the note holders. If the Company completes a Non-Qualified Financing, a Majority in Interest of the Note holders may elect to convert all of the Notes, and any accrued but unpaid interest thereon, into the class or series of shares issued to the investors in the Non-Qualified Financing, but at a conversion price equal to the lower of (x) 80% of the per share price paid by such investors in the Non-Qualified Financing, or (y) the price obtained by dividing $50,000,000 by the number of outstanding shares of common stock of the Company immediately prior to the Non-Qualified Financing (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, but excluding but excluding the first 15% of the shares issuable pursuant to the Company’s Employee Stock Ownership Plan and the shares of equity securities of the Company issuable upon the conversion of the Notes or other indebtedness)(the “Valuation Cap PPS”).

Mandatory Conversion

If the Company completes a Change of Control or an Initial Public Offering (each, as defined in the Notes) prior to the conversion of a holder’s Note, then such Note shall convert automatically into shares of the Company’s common stock, at a price equal to 80% of, as applicable,(x) the offering price to the public in the Initial Public Offering, or (y) the price or value of the Company’s common stock in the Change of Control transaction. Alternatively, we have reduced the term of the Notes to three (3) years(from five (5) years)and provided that, if a holder’s Note remains outstanding after such three (3)-year period, then it shall automatically convert into the class or series of shares of capital stock of the Company last issued in a Non-Qualified Financing, at a per share purchase price equal to the lower of (x) 80% of the per share price paid by the investors for the shares issued in such Non-Qualified Financing, and (y) the Valuation Cap PPS.

In 2023, three investors who made an investment of at least $500,000 in the 2022 Convertible Notes were entitled to exchange, for no additional consideration, Beeline Series A Preferred stock held by the investors for 2022 Convertible Notes having the same value as the investor’s existing investment. These three investors exchanged 224,950 shares of Series A Preferred stock for 2022 Convertible Notes having principal amounts totaling $5,206,763. There were no gains or losses on these exchanges.

All Convertible Notes are three-year notes of: $4,436,238 (raised in 2022) maturing in 2025 and $13,439,516 (raised in 2023) maturing in 2026. As of December 31, 2023 and 2022, interest of $965,378 and $77,883, respectively, has accrued on all these notes. At December 31, 2023 and 2022, the balance due on these notes, consisting of related party and non-related party notes, was $17,875,754 and $4,436,238, respectively.

F-18

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Convertible notes at December 31, were as follows:

	2023	2022
Convertible notes	$8,889,261	$745,238
Convertible notes - related party	8,986,493	3,601,000
Total	$17,875,754	$4,346,238

NOTE 9 - RELATED PARTY TRANSACTIONS

Beeline has received, as noted in Note 8 - Loans Payable and Convertible Notes with related parties, including officers, directors, and affiliates.

NOTE 10 - STOCKHOLDERS’ EQUITY

On June 4, 2024, Beeline’s shareholders approved a ten-for-one (10:1) Forward Stock Split (the “Forward Stock Split”), effective as of June 4, 2024. Proportional adjustments for the Forward Stock Split were made to the Company’s outstanding common stock, preferred stock, stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Forward Stock Split .

The rights and privileges of Beeline’s Common and Preferred Stock are as follows:

SERIES A PREFERRED STOCK

During 2023, three investors exchanged 224,950 shares of preferred stock for a 2022 Convertible Notes having principal amounts totaling $5,206,763. Please see Note 8 – Debt as to the 2022 Convertible Notes.

During 2022, warrants were exercised for 203,810 shares of Series A preferred stock and the company received exercise proceeds of $4,711,476.

The rights and preferences of the Series A preferred stock are as follows:

Dividends

Subject to the rights of any series of Preferred Stock that may from time to time come into existence after the Filing Date, holders of outstanding shares of Preferred Stock are not entitled to dividends.

As of December 31, 2023 and 2022, no dividends have been declared or accrued on any class of Company stock.

Voting Rights

On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the (‘corporation (or by written consent of stockholders in lieu of a meeting), including for the election of members of the Corporation’s Board of Directors, each holder of outstanding shares of Preferred Stock shall he entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible at the applicable Conversion Price therefor as of the record date for determining stockholders entitled to vote on such matter.

F-19

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), subject to the rights of any series of Preferred Stock that may from time to time come into existence. the holders of Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that holders of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock at the Conversion Price then applicable for each share of outstanding Preferred Stock, which amount shall be paid to the holders of Preferred Stock pari passu with the amount paid to the holders of Common Stock.

Optional Conversion

From and after the Filing Date, and at any time prior to mandatory conversion of the outstanding shares of Series A Preferred Stock into shares of Common Stock upon a Qualified Offering or Qualified Event as defined, each outstanding share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such whole number of shares of Common Stock as is determined by dividing the Series A Original Issue Price of $23.117 by the Series A Conversion Price in effect at the time of conversion, which was $7.542280 as of December 31, 2023. The Series A Conversion Price. and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment.

Mandatory Conversion

All outstanding shares of Series A Preferred Stock shall automatically be converted, without the payment of additional consideration by any holder thereof, into such whole number of shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price in effect upon and as of’ the earliest to occur of (the time of such conversion is referred to herein as the “Mandatory Conversion Time”) a Qualified Offering or Qualified Event.

Fundamental Transaction

Each holder of outstanding shares of Preferred Stock shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation. if it is the surviving corporation. and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which such shares of Preferred Stock are convertible immediately prior to such Fundamental Transaction.

COMMON STOCK

The holders of common stock are entitled to one vote for each share held. The voting, dividend, and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of the Preferred Stock described below.

No common shares were issued in 2023. See “Equity Compensation Plan” below for 2022 activity.

F-20

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

COMMON STOCK WARRANTS

At December 31, 2023, Beeline has 58,680 outstanding common stock warrants with an exercise price of $23.12 and a remaining contractual life of 2.75 years.

Warrant activities for the years ended December 31, 2023 and 2022 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2021	363,360	$23.12	4.75	$-
Expired/Forfeits	(65,290)			-
Granted	-		-	-
Exercises to Series A preferred stock	(203,810)	-	-	-
Balance Outstanding December 31, 2022	94,260	23.12	3.75	-
Forfeits	(35,580)			-
Granted	-	-	-	-
Balance Outstanding December 31, 2023	58,680	$23.12	2.75	$-
Exercisable, December 31, 2023	58,680	$23.12	2.75	$-

In addition to the warrants noted above, Beeline issued warrants in connection with the 2022 Subordinated Convertible Promissory notes to possibly purchase a quantity of shares of the company’s capital stock based on the warrant coverage amount (which as of December 31, 2023 was $17.875 million and $4.346 million as of December 31, 2022) divided by the exercise price as defined which was indeterminant as of December 31, 2023 and 2022 (see Note 8). The warrant coverage amount equaled 100% of the aggregate principal borrowed by the company under all convertible promissory notes then issued by the company and outstanding (excluding interest thereon) as of such date. However, as of December 31, 2023 and 2022, (1) the right to exercise any such warrant, (2) the exercise price of any such warrant, and (3) the type and number of shares of capital stock for which any such warrant might eventually be exercisable, all remained contingent upon various and alternative equity financing events yet to have occurred. As such, no estimate of the portion of the proceeds from the issuance of the convertible promissory notes attributable to such warrants can be determined. See Note 14 – Subsequent Events for the exchange of these warrants for other equity instruments.

F-21

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

EQUITY INCENTIVE PLANS

Beeline Financial Holdings, Inc.’s Amended Equity Incentive Plan provides employees, consultants, and directors of Beeline and its affiliates awards, including incentive stock options, non-qualified stock options, and restricted stock.

As approved by the Boards of Directors on December 21, 2023, the Plan was amended to increase the number of shares of Common Stock which could be made available for Award under the Plan by 717,160 for a total of one million (1,000,000) shares of Common Stock. As of December 31, 2023, Beeline granted a total of 792,810 awards. As of December 31, 2023, 207,190 shares of Common Stock remain available for grants of awards pursuant to this Plan.

Restricted Stock Awards

In 2020, Beeline granted 123,500 Restricted Common Stock (CRSA’s) shares with an estimated fair value of $597,864 to four employees. The shares vest over 25 months. The company recognized the remaining compensation expense of $286,974 in 2022. All restricted shares issued under the Plan are now fully vested and unrestricted. 200 shares were issued in fiscal 2022 related to this grant while the remainder were issued in 2020.

The following table summarizes activity related to non-vested shares:

	Number of Non-Vested Shares	Weighted Average Grant Date Fair Value
Non-vested, December 31, 2021	59,280	$4.84
Granted	-	-
Shares vested	(59,280)	$(4.84)
Non-vested, December 31, 2022	-	-
Shares vested	-	-
Non-vested, December 31, 2023	-	$-

Option Awards

During 2023, the Company’s Board of Directors granted 609,090 new stock options to employees as incentive stock options (ISOs). These options have a fair value of approximately $900,000 and carry a four-year vesting period. The issuance of these options, along with a prior year grant, generated stock option compensation expense in the year 2023 in the amount of $374,746. Stock option expense in fiscal 2022, related to prior year grants was $77,217.

F-22

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

At December 31, 2023, the total unrecognized compensation related to unvested stock option awards granted, was approximately $0.8 million, which the Company expects to recognize over a weighted-average period of approximately 3.5 years.

Stock option activities for the years ended December 31, 2023 and 2022 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2021	228,810	$4.08	6	$-
Forfeited	(35,090)	-		-
Balance Outstanding, December 31, 2022	193,720	3.94	5	-
Granted	609,090	2.50		-
Forfeited	(66,320)	-		-
Balance Outstanding, December 31, 2023	736,490	$2.89	4.6	$-
Exercisable, December 31, 2023	152,850	$2.89	4.6	$-

The fair value of the stock option grants were estimated using the following assumptions:

	For the Years Ended
	December 31,
	2023	2022
Risk free interest rate	3.88%	1.04% – 3.55%
Expected term in years	5.5	6
Dividend yield	—	—
Volatility of common stock	62% –64%	58% – 60%
Weighted average grant date fair value per option	$2.50	$4.08

Phantom Stock Awards

In 2018, Beeline adopted the Phantom Equity Plan (the “Phantom Plan”), which authorizes up to 100,000 shares (“Phantom Shares”) to be granted to participating employees. The Phantom Shares are a hypothetical equity interest in Beeline and vest over a four-year period. Each award will only vest and become payable upon certain events, such as a change in ownership of Beeline or a liquidation event, as defined in the Phantom Plan agreement. At December 31, 2023 and 2022, the value per share was deminimis. No additional Phantom Shares were granted in 2023 or 2022. There are 39,750 issued and fully vested Phantom Shares at December 31, 2023 and 2022.

401(k) Employee Benefit Plan

Beeline has established a retirement benefit plan under Section 401(k) of the Internal Revenue Code. Under this plan, eligible employees are permitted to contribute a percentage of compensation into the retirement plan up to a maximum determined by the Internal Revenue Code. The plan also allows for discretionary employer matching contributions and profit-sharing contributions to the plan; however, no such contributions were elected for the 2023 year ended.

F-23

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 11 - COMMITMENTS AND CONTINGENCIES

LEASE OBLIGATIONS

Beeline leases office space under various operating lease agreements, including an office for its headquarters, for branch location and licensing purposes under non-cancelable lease arrangements that provide for payments on a graduated basis with various expiration dates.

	December 31,
Components of Operating and Finance Lease Cost Table for the years ended	2023	2022
Operating lease cost	$335,353	$482,363

Maturities of lease liabilities as of	December 31,
Operating Leases	2023	2022
Weighted average remaining lease term	3.9 years	4.6 years
Weighted average discount rate	1.41%	1.41%

Supplemental cash flow information related to leases for the years ended	December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:	$-	$-
Operating cash flows from operating leases	340,149	451,199
Operating cash flows from finance leases	-	-
Finance cash flows from finance leases	-	-
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$3,716,897	$3,716,897
Finance leases	-	-

Right-of-use assets and lease liabilities as of	December 31,
	2023	2022
Assets
Operating lease right-of-use assets	$1,643,432	$1,947,804
Finance lease right-of-use assets	-	-
Total right-of-use assets	$1,643,432	$1,947,804
Liabilities
Current
Operating	$323,959	$309,167
Finance	-	-
Non-current
Operating	1,526,825	1,850,784
Finance	-	-
Total Lease Liabilities	$1,850,784	$2,159,951

F-24

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Maturities of lease liabilities as of	December 31,
Operating Leases	2023
2024	$350,316
2025	360,793
2026	282,758
2027	227,669
2028	234,499
Thereafter	490,314
Total future minimum rental commitments	1,946,349
Less Imputed Interest	(95,565)
Total Lease Liability	$1,850,784

REGULATIONS

Government Regulations Affecting Mortgage Loan Origination

Beeline operates in a heavily regulated industry that is highly focused on consumer protection. The extensive regulatory framework to which Beeline is subject includes U.S. federal and state laws and regulations.

Governmental authorities and various U.S. federal and state agencies have broad oversight and supervisory authority over all aspects of Beeline’s business.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Consumer Financial Protection Bureau (the “CFPB”) was established to ensure, among other things, that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from hidden fees and unfair, deceptive or abusive acts or practices. The CFPB’s jurisdiction includes those persons producing or brokering residential mortgage loans. It also extends to Beeline’s other lines of business title insurance. The CFPB has broad supervisory and enforcement powers with regard to non-depository institutions, such as Beeline, that engage in the production and servicing of home loans.

As part of its enforcement authority, the CFPB can order, among other things, rescission or reformation of contracts, the refund of moneys or the return of real property, restitution, disgorgement or compensation for unjust enrichment, the payment of damages or other monetary relief, public notifications regarding violations, remediation of practices, external compliance monitoring and civil money penalties. The CFPB has been active in investigations and enforcement actions and has issued large civil money penalties since its inception to parties the CFPB determines have violated the laws and regulations it enforces.

F-25

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Effective October 1, 2022, the CFPB revised the definition of a QM which permits mortgage lenders to gain a presumption of compliance with the CFPB’s ability to repay requirements if a loan meets certain underwriting criteria. Lenders are now required to comply with a new QM definition in order to receive a safe-harbor or rebuttable presumption of compliance under the ability-to-repay requirements of the Truth in Lending Act (“TILA”) and its implementing Regulation Z. The revision to the QM definition created additional compliance burdens and removed some of the legal certainties afforded to lenders under the prior QM definition. Specifically, the revised QM rule eliminated the previous requirement limiting QMs to a 43% debt-to-income ratio (“DTI”) and replaced it with pricing-based thresholds. Loans at 150 basis points or less over the average prime offer rate (“APOR”) as of the date the interest rate is set, receive a safe harbor presumption of compliance, while loans between 151 and 225 basis points over the APOR benefit from a rebuttable presumption of compliance. The new rule also created new requirements for a lender to “consider” and “verify” a borrower’s income and debts and associated DTI, along with several other underwriting requirements. Additionally, the new QM definition eliminated a path to regulatory compliance that was available for originating loans that were eligible to be sold to GSEs, which was heavily relied upon by a large segment of the mortgage industry. Due to the transition to the new QM definition, there may be residual compliance and legal risks associated with the implementation of these new underwriting obligations.

The CFPB’s loan originator compensation rule prohibits compensating loan originators based on a term of a transaction, prohibits loan originators from receiving compensation directly from a consumer or another person in connection with the same transaction, imposes certain loan originator qualification and identification requirements, and imposes certain loan originator compensation recordkeeping requirements, among other things.

Beeline is also supervised by regulatory agencies under state law. From time-to-time, Beeline receives examination requests from the states in which Beeline is licensed. State attorneys general, state mortgage licensing regulators, state insurance departments, and state and local consumer protection offices have authority to investigate consumer complaints and to commence investigations and other formal and informal proceedings regarding Beeline’s operations and activities. In addition, the government-sponsored enterprises, or GSEs, the Federal Housing Authority (the “FHA”), the Federal Trade Commission (the “FTC”), and others subject Beeline to periodic reviews and audits. This broad and extensive supervisory and enforcement oversight will continue to occur in the future.

Beeline maintains dedicated staff on the legal and compliance team to ensure timely responses to regulatory examination requests and to investigate consumer complaints in accordance with regulatory regulations and expectations.

NOTE 12 - CONCENTRATIONS

Beeline maintains cash balances with several regional banks. The deposits are insured by the Federal Deposit Insurance Corporation up to $250,000 per depositor per bank. At various times throughout the year, cash balances held within these accounts may exceed the maximum insured amounts. There were no balances that exceeded insured limits as of December 31, 2023 and 2022.

The Company relies on one lender for the warehouse line it uses to fund the mortgage loans it makes to its customers.

The Company sells its mortgage loans primarily to four investors.

F-26

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

ESCROWS PAYABLE

As a service to its clients, Beeline administers escrow deposits representing undisbursed amounts received for payment of settlement and title services. Cash held by Beeline was $375,765 as of December 31, 2022, and $574,012 as of December 31, 2023. Nimble Title held $23,447 in escrow as of December 31, 2023. These amounts are not considered assets of Beeline and, therefore, are excluded from the Consolidated Balance Sheet. Beeline remains contingently liable for the disposition of these deposits.

NOTE 13 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets (liabilities) at December 31, 2023 and 2022 consist of net operating loss carryforwards and differences in the book basis and tax basis of mortgage loans and intangible assets.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2023 and 2022 were as follows:

Statutory Rate Reconciliation	2023		2022
Loss before taxes	$(2,288,942)	21.00%	$(2,215,970)	21.00%
Effect of permanent differences	4,820	-0.04%	(124,870)	1.18%
State taxes, net of federal benefit	(498,553)	4.57%	(510,933)	4.84%
Valuation Allowance	2,782,675	-25.53%	2,851,773	-27.03%
Total	$0	0.00%	$(0)	0.00%

The Company’s approximate net deferred tax assets as of December 31, 2023 and 2022 were as follows:

Years Ended December 31,	2023	2022
Deferred Tax Asset:
Fixed Assets	$43,031	$43,031
NOL Carryforward	10,160,018	7,370,500
Deferred Income Tax Assets	10,203,049	7,413,531

Deferred Tax Liabilities:
LHFS	(365,031)	(365,031)
Derivatives	(14,712)	(7,869)
Intangible Assets	(142,676)	(142,676)
Deferred Income Tax Liabilities	(522,419)	(515,576)

Valuation Allowance	(9,680,630)	(6,897,955)
Net Deferred Income Tax Asset/(Liability)	$-	$-

The gross operating loss carryforward was approximately $40,439,859 and $29,536,339 at December 31, 2023 and 2022, respectively. The Company provided a valuation allowance equal to the net deferred income tax assets for the years ended December 31, 2023, and 2022 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward and other deferred tax assets. The increase in the valuation allowance was $2,782,675 in 2023.

The potential tax benefit arising from the net operating loss carryforward of $10,160,018 can be carried forward indefinitely within the annual usage limitations.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership or business changes that may occur in the future. The Company has not conducted a study to determine the limitations on the utilization of these net operating loss carryforwards. If necessary, the deferred tax assets will be reduced by any carryforward that may not be utilized or expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2021, 2022 and 2023 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 14 - SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to December 13, 2024, the date these consolidated financial statements were issued, pursuant to the requirements of ASC 855 and has determined to disclose the following subsequent events:

Sale of 2022 Convertible Notes

During 2024, i) the Company received cash proceeds from the sale of 2022 Convertible Notes of $3,442,219, ii) Series A preferred shares investors exchanged 75,700 shares of Series A preferred stock for 2022 Convertible Notes having principal amounts totaling $1,750,079, iii) the Company issued a Convertible Note in the amount of $150.000 for future services to be rendered, and iv) the Company issued a Convertible Note in the amount of $10,000 for accrued interest.

Exchange of Debt for Equity

On June 4, 2024, the Company issued 1,646,157 shares of Series B preferred stock and 7,333,207 shares of common stock for the conversion of all the convertible notes with a principal balance of $23,228,052 and accrued interest payable amounting to $1,585,958 for an aggregate amount of $24,814,011 and in exchange for all warrants issued with the convertible notes. The common shares were valued at $1.50 per share based on recent sales of common stock and the Series B shares were valued at $1.50 per share since the Series B shares are convertible into an equal amount of common shares. In connection with the conversion of the debt and accrued interest and surrender of the warrants, the Company recorded a gain on extinguishment of debt of $11,344,207.

2024 Convertible Notes

On June 5, 2024, Beeline engaged in Debenture agreements with Gunnar and issued convertible notes in the amount of $3,300,000 and received cash of $2,519,000, after deducting original issue discount and fees of $781,000., which was reflected as a debt discount to be amortized over the note term. Additionally, in connection with the 2024 Convertible Notes, the Company issued 740,496 Series B preferred shares to the 2024 convertible note holders. These series B preferred shares were valued at $770,843 based on the relative fair value of such shares, which was reflected as a debt discount to be amortized over the note term. The notes bear interest at 10% per annum and due on June 5, 2025.

In October 2024, these convertible notes were amended to i) increase the principal balance by $300,000 to $3,600,000, ii) to remove the conversion feature, and to extend the maturity date through and until September 5, 2025, and payments shall be made in nine equal consecutive monthly installments of $440,328. In accordance with ASC 470-50, Debt Modifications and Extinguishments, in October 2024, in connection with the amendments to the 2024 Convertible Notes, discussed above (the “Amendments”), the Company performed an assessment of whether the Amendments were deemed to be new debt, a modification of existing debt, or an extinguishment of existing debt. The Company evaluated the Amendments for debt modification and concluded that the debt qualified for debt extinguishment. The Company determined the transaction was considered a debt extinguishment because the removal of the conversion terms was substantive. Upon extinguishment, the Company had approximately $1,000,000 of unamortized debt discount recorded which will be written off to loss on debt extinguishment. Additionally, the Company will expense the $300,000 increase in principal balance and record a loss on debt extinguishment.

Sale of Common Stock

During 2024, the Company issued 1,605,935 shares of its common stock for cash proceeds of $2,408,902.

On October 7, 2024, immediately after the closing under the Debt Agreement, a closing was held pursuant to the Merger Agreement (the “Merger Closing”). Beeline merged into Merger Sub and became a wholly-owned subsidiary of Eastside, with the name of the surviving subsidiary being changed to Beeline Financial Holdings, Inc. In the Merger, the shareholders of Beeline gained the right to receive a total of 69,482,229 shares of Eastside’s Series F Preferred Stock and a total of 517,771 shares of Eastside’s Series F-1 Preferred Stock. In addition, each option to purchase shares of Beeline common stock outstanding at the time of the Merger was converted into an option to purchase shares of Eastside’s common stock measured by the same ratio.

Investment in Equity Method Investee

On February 7, 2024, MagicBlocks, Inc., a Delaware corporation, was incorporated by a third party. On July 31, 2024, the Company was issued 4,285,000 shares of Magic Blocks which represents 47.6% of MagicBlocks common shares outstanding. The Company has determined that its investment in MagicBlocks is subject to the equity method of accounting in accordance with ASC 825-10, Financial Instruments (“ASC 825-10”). In accordance with ASC 825-10, the Company shall include this equity method investment in “Other assets” within the consolidated balance sheets, and the Company’s portion of any gains or losses shall be included in the consolidated statements of operations. In September 2024, the Company invested $96,500 in MagicBlocks.

Series B Preferred Stock

On June 4, 2024, Beeline designated 3,110,636 shares of Series B Preferred Stock at a par value of $0.00001 with the following rights:

Dividends

Subject to the rights of any series of Preferred Stock that may from time to time come into existence after the Filing Date, holders of outstanding shares of Preferred Stock are not entitled to dividends.

F-27

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

As of December 31, 2023 and 2022, no dividends have been declared or accrued on any class of Company stock.

Voting Rights

On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the (‘corporation (or by written consent of stockholders in lieu of a meeting), including for the election of members of the Corporation’s Board of Directors, each holder of outstanding shares of Preferred Stock shall he entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible at the applicable Conversion Price therefor as of the record date for determining stockholders entitled to vote on such matter.

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), subject to the rights of any series of Preferred Stock that may from time to time come into existence. the holders of Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that holders of Common Stock would receive if the Preferred Stock were hilly convened (disregarding for such purposes any conversion limitations hereunder) to Common Stock at the

Conversion Price then applicable for each share of outstanding Preferred Stock, which amount shall be paid to the holders of Preferred Stock pan passu with the amount paid to the holders of Common Stock.

Optional Conversion

From and after the Series B Original Issue date each share of outstanding Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such whole number of shares of Common Stock as is determined by dividing the Series B Original Issue Price b- the Series B Conversion Price in effect at the time of conversion. The Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be convened into shares of Common Stock, shall be subject to adjustment.

For Series B preferred stock, the conversion price shall mean a price per share of Common Stock equal to the lowest of the following, as applicable at the time of conversion: (a) the price per share of Common Stock resulting from dividing (x) $25,000,000 by (y) the Fully Diluted Capitalization immediately prior to such conversion; (b) the Mandatory Debentures Conversion Price; and (c) a 25% discount to the five-day VWAP of the Common Stock prior to the date that is 366 days after the closing of a Qualified Offering or Qualified Event, subject to a floor price of $0.25 per share.

Fundamental Transaction

Each holder of outstanding shares of Preferred Stock shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation. if it is the surviving corporation. and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which such shares of Preferred Stock are convertible immediately prior to such Fundamental Transaction.

F-28

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 15 – RESTATEMENT OF FINANCIALS

The Company has restated its consolidated financial statements for certain errors. In addition, a 10 for 1 forward stock split was retrospectively applied to the restated consolidated financial statements. This retrospective application is not considered a restatement. Below is a reconciliation from the previously reported consolidated financial statements to the restated amounts in the accompanying consolidated financial statements.

The previously reported amounts were included in a Form 8-K filed on November 21, 2024 of Eastside Distilling, Inc., who acquired the Company on October 7, 2024.

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2023
	As previously reported	Restatement adjustment	As restated
Assets
Current Assets
Cash and cash equivalents	$190,357	$(187,006)	$3,351
Restricted cash	-	187,006	187,006
Accounts Receivable, net	57,970	(57,970)	-
Mortgage loans held for sale, at fair value	2,243,043	57,969	2,301,012
Interest rate lock derivative	-	57,505	57,505
Prepaid expenses and other current assets	82,137	-	82,137
Total Current Assets	2,573,507	57,504	2,631,011

Property and equipment, net	308,693	-	308,693
Software development costs, net	4,863,090	-	4,863,090
Right of use assets	1,643,432	-	1,643,432
Security deposit	58,181	-	58,181
Total Assets	$9,446,903	$57,504	$9,504,407

Liabilities & Stockholders’ Deficit

Current Liabilities
Accounts payable	$1,384,275	$(35,162)	$1,349,112
Warehouse lines of credit	2,158,099	(980)	2,157,119
Lease liability, current portion	323,959	-	323,959
Overdraft liability	-	35,162	35,162
Loan payable	91,999	-	91,999
Loan payable, related party	973,173	77,006	1,050,179
BDCRI loan, current portion	-	104,346	104,346
Accrued payroll	300,132	-	300,132
Escrows held for others	4,906	-	4,906
Accrued expenses and other current liabilities	9,404	19,925	29,329
Total Current Liabilities	5,245,946	200,297	5,446,243

Long Term Liabilities
Convertible notes	9,469,018	(579,757)	8,889,261
Convertible notes - related party	9,440,428	(453,935)	8,986,493
Accrued interest on convertible notes	-	965,378	965,378
BDCRI Loan, net	291,846	(104,346)	187,500
Lease liability, net of current portion	1,526,825	-	1,526,825

Total Long Term Liabilities	20,728,117	(172,660)	20,555,457

Total Liabilities	25,974,063	27,636	26,001,700

Stockholders’ Deficit
Preferred stock, $0.00001 par value, 3,282,896 shares authorized
Series A preferred stock, 172,260 shares designated, and 247,960 and 472,910 shares issued and outstanding, respectively	248	(246)	2
Common stock, $0.00001 par value, 27,717,104 shares authorized, 1,644,040 shares issued and outstanding	1,644	(1,628)	16
Additional paid in capital	21,772,516	501,874	22,274,390
Accumulated other comprehensive loss	(95,728)	-	(95,728)
Accumulated deficit	(38,205,841)	(163,359)	(38,369,200)
Total Beeline Financial Holdings, Inc. stockholders’ deficit	(16,527,161)	336,641	(16,190,520)
Non-controlling interest	-	(306,773)	(306,773)
Total Stockholders’ Deficit	(16,527,161)	29,868	(16,497,293)

Total Liabilities & Stockholders’ Deficit	$9,446,903	$57,504	$9,504,407

F-29

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

	As of December 31, 2022
	As previously reported	Restatement adjustment	As restated
Assets
Current Assets
Cash and cash equivalents	$133,223	$(100,510)	$32,713
Restricted cash	-	100,510	100,510
Accounts Receivable, net	29,595	(29,595)	-
Mortgage loans held for sale, at fair value	2,993,374	29,595	3,022,969
Interest rate lock derivative	-	30,757	30,757
Prepaid expenses and other current assets	92,843	-	92,843
Total Current Assets	3,249,035	30,757	3,279,792

Property and equipment, net	460,069	-	460,069
Software development costs, net	5,452,197	-	5,452,197
Right of use assets	1,947,804	-	1,947,804
Security deposit	58,430	1	58,431
Total Assets	$11,167,536	$30,758	$11,198,293

Liabilities & Stockholders’ Deficit

Current Liabilities
Accounts payable	$1,236,957	$1,412	$1,238,369
Warehouse lines of credit	3,060,923	-	3,060,923
Lease liability, current portion	309,167	-	309,167
Loan payable	100,000	-	100,000
Promissory note	112,500	-	112,500
BDC loan, current portion	-	109,005	109,005
Accrued payroll	412,391	-	412,391
Escrows held for others	22,195	-	22,195
Accrued expenses and other current liabilities	5,767	48,386	54,153
Total Current Liabilities	5,259,901	158,803	5,418,704

Long Term Liabilities
Convertible notes	852,643	(107,405)	745,238
Convertible notes - related party	2,985,148	615,852	3,601,000
Accrued interest on convertible notes	-	77,883	77,883
BDC Loan, net	363,351	(109,005)	254,346
Lease liability, net of current portion	1,850,784	-	1,850,784

Total Long Term Liabilities	6,051,927	477,325	6,529,251

Total Liabilities	11,311,828	636,128	11,947,955

Stockholders’ Deficit
Preferred stock, $0.00001 par value
Series A preferred stock	269	(264)	5
Common stock, $0.00001 par value	1,644	-	16
Additional paid in capital	27,866,976	(760,572)	27,106,404
Accumulated other comprehensive loss	(79,836)	-	(79,836)
Accumulated deficit	(27,933,345)	304,628	(27,628,717)
Total Beeline Financial Holdings, Inc. stockholders’ deficit	(144,292)	(457,836)	(602,128)
Non-controlling interest	-	(147,534)	(147,534)
Total Stockholders’ Deficit	(144,292)	(605,370)	(749,662)

Total Liabilities & Stockholders’ Deficit	$11,167,536	$30,758	$11,198,293

F-30

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/LOSS

	For the Year Ended December 31, 2023
Revenues	As previously reported	Restatement adjustment	As restated
Gain on sale of loans, net	$2,948,791	$25,745	$2,974,536
Interest income	(47,588)	179,885	132,297
Interest expense	-	(179,886)	(179,886)
Loan origination fees	304,388	100	304,488
Title fees	558,759	1,003	559,762
Data and tech services	2,748	-	2,748
REVENUES, NET	3,767,097	26,848	3,793,946

Operating Expenses
Selling, general and administrative	496,393	(203,498)	292,895
Salaries and benefits	6,422,175	(3,186)	6,418,989
Payroll taxes	31,468	384,341	415,809
Professional fees	920,656	-	920,656
Marketing and advertising	1,883,622	7,506	1,891,128
Loan originating expenses	675,053	130,943	805,996
Depreciation and amortization	1,591,511	-	1,591,511
Rent and utilities	369,785	-	369,785
Computer and software	668,733	(130,844)	537,889
Title operation expense	199,202	-	199,202
Travel and entertainment	71,976	-	71,976
Insurance expense	212,546	-	212,546
Other expenses	215,240	(215,240)	-
Total Operating Expenses	13,758,360	(29,978)	13,728,382

Operating Loss	(9,991,263)	56,826	(9,934,436)

Other (Income)/Expenses
Other (income)/expense	(295,946)	(607)	(296,553)
Interest expense	569,069	684,659	1,253,728
Other taxes	8,110	-	8,110
Total Other Income/Expenses	281,233	684,052	965,285

NET LOSS	$(10,272,496)	$(627,227)	$(10,899,722)
Net loss of subsidiary attributable to noncontrolling interest	-	(159,239)	(159,239)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(10,272,496)	(467,988)	(10,740,483)

Unrealized foreign currency translation gain (loss)	-	(15,892)	(15,892)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	-	(15,892)	(15,892)

TOTAL COMPREHENSIVE LOSS	$(10,272,496)	$(483,880)	$(10,756,375)

	For the Year Ended December 31, 2022
	As previously reported	Restatement adjustment	As restated
Revenues
Gain on sale of loans, net	$1,854,910	$(19,132)	$1,835,778
Interest income	(23,946)	249,794	225,848
Interest expense	-	(249,794)	(249,794)
Loan origination fees	413,209	-	413,209
Title fees	672,813	49,890	722,703
REVENUES, NET	2,916,987	30,758	2,947,744

Operating Expenses
Selling, general and administrative	-	267,563	267,563
Salaries and benefits	5,812,860	240,014	6,052,874
Payroll taxes	405,065	-	405,065
Professional fees	920,578	-	920,578
Marketing and advertising	1,776,042	12,416	1,788,458
Loan originating expenses	1,047,241	(129,275)	917,966
Depreciation and amortization	1,161,094	-	1,161,094
Rent and utilities	620,779	-	620,779
Computer and software	922,527	(79,729)	842,798
Title operation expense	140,951	-	140,951
Travel and entertainment	71,655	(1)	71,654
Insurance expense	202,649	-	202,649
Other expenses	260,991	(260,991)	-
Total Operating Expenses	13,342,430	49,997	13,392,429

Operating Loss	(10,425,443)	(19,239)	(10,444,685)

Other (Income)/Expenses
Interest expense	283,187	(176,338)	106,849
Other taxes	701	1	702
Total Other Income/Expenses	283,888	(176,337)	107,551

NET LOSS	$(10,709,332)	$157,098	$(10,552,236)
Net loss of subsidiary attributable to noncontrolling interest	-	(147,534)	(147,534)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(10,709,332)	304,632	(10,404,702)

Unrealized foreign currency translation gain (loss)	-	(70,298)	(70,298)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	-	(70,298)	(70,298)

TOTAL COMPREHENSIVE LOSS	$(10,709,332)	$234,334	$(10,475,000)

F-31

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2023
	As previously reported	Restatement adjustment	As restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(10,272,496)	$(627,227)	$(10,899,722)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,591,511	-	1,591,511
Allowance for change in fair market value	24,552	(24,552)	-
Gain on sale mortgage loans held for sale, net of direct costs	-	(2,974,536)	(2,974,536)
Stock-based compensation	374,746	-	374,746
Noncash lease expense	-	(4,795)	(4,795)
Changes in operating assets and liabilities:
Proceeds from principal payments and sales of loans held for sale	-	59,831,839	59,831,839
Originations and purchases of mortgage loans held for sale	-	(56,135,346)	(56,135,346)
Derivative asset	-	(26,748)	(26,748)
Accounts receivable	(28,375)	28,375	-
Loans held for sale	725,779	(725,779)	-
Prepaid expenses and other current assets	10,706	-	10,706
Deposits	250	-	250
Accounts payable	147,317	809,593	956,910
Accrued payroll	(112,259)	112,259	-
Right of use asset	304,371	(304,371)	-
Escrows held	(17,289)	17,289	-
Warehouse lines of credit, net	(902,824)	902,824	-
Lease liability	(309,170)	309,170	-
Promissory note	(112,500)	112,500	-
Accrued expenses and other liabilities	3,640	(3,640)	-
Net Cash Used in Operating Activities	$(8,572,041)	$1,296,857	$(7,275,185)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of software and property and equipment	$(851,028)	$-	$(851,028)
Net Cash Used in Investing Activities	$(851,028)	$-	$(851,028)

CASH FLOWS FROM FINANCING ACTIVITIES

Payments from BDCRI loan	$(71,505)	$71,505	$-
Net borrowings under warehouse line of credit	-	(903,804)	(903,804)
Repayments under notes and convertible notes payable	-	(222,500)	(222,500)
Proceeds from convertible notes issued	3,940,403	1,189,069	5,129,472
Proceeds from convertible notes issued - related party	4,662,026	(465,955)	4,196,071
Proceeds from demand notes	153,454	(153,454)	-
Proceeds from demand notes - related party	811,718	(811,718)	-
Net Cash Provided by Financing Activities	$9,496,096	$(1,296,857)	$8,199,239

Effect of exchange rate changes on cash	$(15,892)	$-	$(15,892)
Net increase (decrease) in cash	57,134	-	57,134
Cash and cash equivalents - beginning of year	133,223	-	133,223
Cash and cash equivalents - end of year	$190,357	$-	$190,357

	For the Year Ended December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES	As previously reported	Restatement adjustment	As restated
Net Loss	$(10,709,332)	$157,098	$(10,552,236)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Allowance for gain/loss on loans held for sale	111,216	111,216	-
Depreciation and amortization	1,161,094	-	1,161,094
Gain on sale mortgage loans held for sale, net of direct costs	-	(1,835,778)	(1,835,778)
Stock-based compensation	364,191	-	364,191
Noncash lease expense	-	(276,113)	(276,113)
Changes in operating assets and liabilities:
Proceeds from principal payments and sales of loans held for sale	-	132,474,641	132,474,641
Originations and purchases of mortgage loans held for sale	-	(122,263,204)	(122,263,204)
Accounts receivable	200,452	79,833	280,285
Derivative asset	-	(30,757)	(30,757)
Loans held for sale	8,294,039	(8,294,039)	-
Prepaid expenses and other current assets	266,443	(57,335)	209,108
Deposits	254,276	1,132	255,408
Accounts payable	330,123	(52,727)	(277,396)
Promissory note issued for lease cancellation	-	225,000	225,000
Accrued payroll	(96,159)	96,159	-
Right of use asset	(1,947,804)	1,947,804	-
Escrows held	(30,524)	30,524	-
Warehouse lines of credit, net	(8,237,999)	8,237,999	-
Deferred rent	(641,627)	641,627	-
Lease liability	2,159,951	(2,159,951)	-
Other changes	145,691	(145,691)	-
Accrued expenses and other liabilities	(60,908)	60,908	-
Net Cash Provided by (Used in) Operating Activities	$(8,436,877)	$8,948,344	$289,035

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	(26)	26	-
Purchases of software and property and equipment	(1,914,772)	(1)	(1,914,773)
Net Cash Used in Investing Activities	$(1,914,798)	$25	$(1,914,773)

CASH FLOWS FROM FINANCING ACTIVITIES

Payments from BDCRI loan	(71,575)	71,575	-
Net borrowings under warehouse line of credit	-	(8,237,999)	(8,237,999)
Net borrowings under operating lines of credit	-	(1,025)	(1,025)
Repayments under notes and convertible notes payable	-	(225,000)	(225,000)
Proceeds from promissory note	225,000	(225,000)	-
Repayment of promissory note	(112,500)	112,500	-
Series A warrants exercised	4,711,476	(4,711,476)	-
Proceeds from convertible notes issued	852,642	(120,030)	732,612
Proceeds from convertible notes issued - related party	2,985,148	615,852	3,601,000
Proceeds from the issuance of preferred stock upon warrant exercises	-	4,711,476	4,711,476
Amortization of debt discount	254,223	(254,223)	-
2022 warrants issued	169,442	(169,442)	-
2022 warrants issued - related party	593,226	(593,226)	-
Repayments of demand notes - related party	(700,000)	-	(700,000)
Proceeds from corporation note	100,000	(100,000)	-
Net Cash Provided by (Used in) Financing Activities	$9,007,082	$(9,126,018)	$(118,936)

Effect of exchange rate changes on cash	$70,298	$(140,596)	(70,298)
Net decrease in cash	(1,274,295)	(540,675)	(1,814,972)
Cash and cash equivalents - beginning of year	1,407,520	540,675	$1,948,195
Cash and cash equivalents - end of year	$133,223	$-	$133,223

F-32